UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006
SIEBEL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20725	94-3187233

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2207 Bridgepointe Parkway
San Mateo, CA 94404
(Address of principal executive offices, including zip code)
(650) 477-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 25, 2006, Siebel Systems, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2005. A copy of the press release, dated as of January 25, 2006, is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Item 2.02 by reference.
The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
To date, approximately 59% of the Company’s outstanding shares have been voted on the proposal to adopt the Agreement and Plan of Merger dated as of September 12, 2005, as amended, by and among Oracle Corporation, the Company, Ozark Holding Inc., Ozark Merger Sub Inc. and Sierra Merger Sub Inc. (the “Merger Agreement”). Of the shares voted, in excess of 98% have been voted in favor of the adoption of the Merger Agreement, which constitutes a majority of the Company’s outstanding shares. Accordingly, the Company expects that its stockholders will approve the adoption of the Merger Agreement at its Special Meeting of Stockholders to be held on January 31, 2006 (the “Special Meeting”). However, because stockholders can revoke their proxies at any time before the close of voting at the Special Meeting, the Company will not know definitively whether the stockholders have approved the adoption of the Merger Agreement until the time of the Special Meeting.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press release entitled “Siebel Systems Confirms Financial Results for the Quarter Ended December 31, 2005” dated January 25, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Siebel Systems, Inc.
Dated: January 25, 2006	By:	/s/ Kenneth A. Goldman
Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release entitled “Siebel Systems Confirms Financial Results for the Quarter Ended December 31, 2005” dated January 25, 2006.

4